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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 March 10, 2003
                                (Date of Report)


                         VENTURES-NATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)


            Utah                     000-32847             87-0433444
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)

             1855 Norman Avenue, Santa Clara, California 95054-2029
             ------------------------------------------------------
                    (Address of principal executive offices)


                                 (408) 727-7513
                                 --------------
              (Registrant's telephone number, including area code)


                 5525 South 900 East, Salt Lake City, Utah 84117
                 -----------------------------------------------
         (Former name or former address, if changed since last report.)








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Item 5.  Other Events

                  Effective March 3, 2003, the Board of Directors of Ventures-National Incorporated, dba Titan General Holdings, Inc. (the "Registrant"), named Lawrence K. McFall and Robert E. Ciri to the Board of Directors of the Registrant to fill the vacancies created by the resignation of Robert Weisburg and Greg Jacobs. Such resignations were not the result of any disagreement between the Registrant and either of such individuals. Mr. McFall was named Executive Vice President of the Registrant effective February 20, 2003.

                  Effective February 21, 2003, Louis J. George, President, Chief Executive Officer and Acting Treasurer of the Registrant, resigned from such positions and as a director of the Registrant in order to focus upon plant operations at the Registrant's Freemont, California manufacturing facility. Such resignation was not the result of any disagreement between the Registrant and Mr. George. Effective on such date, the Board of Directors of the Registrant named James E. Patty as President and Chief Executive Officer of the Registrant and named Mr. Patty to the Board of Directors of the Registrant to fill the vacancy created by the resignation of Mr. George.

                  Biographical information relating to Messrs. McFall, Ciri, and Patty is set forth below.

                  Lawrence K. McFall. Mr. McFall is Executive Vice President of Titan General Holdings, Inc. Mr. McFall is an industry veteran, with over 38 years of high technology experience in the semiconductor industry, electronic manufacturing services (EMS), and in PCB fabrication. Mr. McFall's operational experience ranges from business development and sales management to executive management with several international EMS and electronics companies including CTI Technology; GET Manufacturing; Alphasource Manufacturing Services; National Semiconductor; Texas Instruments; and Intermark Electronics.

                  Robert E. Ciri. Mr. Ciri is a senior director and founding partner in Star Associates, LLC, a financial management consulting firm and a consultant to the Registrant. He specializes in various areas of high technology, biotechnology, and health care. Mr. Ciri also serves on various advisory and corporate boards. Mr. Ciri was previsouly associated with the Venture Fund of Washington and was Chief Executive Officer of ConexSys, Inc., an Internet and data warehousing company, where he was brought in to structure the company's operations. Mr. Ciri had also been President and Chief Operating Officer of Apache Medical Systems, Inc., a public healthcare software and data mining corporation, where he was engaged by the board of directors in a turn-around situation and led the company to a successful initial public offering. Previously, Mr. Ciri had been with Hewlett-Packard Company for fifteen years. He served as North American Field Operations Manager for internally developed applications, consulting, hardware, and services in health care technology and information where he directed start-up operations for various business segments that Hewlett-Packard founded or acquired.

                  James E. Patty. Mr. Patty is President and Chief Executive Officer of Titan General Holdings, Inc. Before joining Titan JP's was previously President and CEO of VPNet Technologies (Milpitas, CA). JP was instrumental in raising the market value of the company by a factor of ten to the value of $235M that was paid by Avaya Communications, Inc. Previous to VPNet, JP was Corporate VP of a 30-year-old Asian EMS company, GET Manufacturing. Within in 24 months, JP was instrumental in re-engineering the company's operations in Asia, Mexico and the USA which was then sold to Jabil Circuits for $280M, two and one-half times its prior value. Prior to that JP was COO and Senior Vice President of Alsphasource Manufacturing Services, an international EMS company headquartered in Bangkok, Thailand, raising the valuation from $15M to over $300M in two years. Mr. Patty has had additional senior management and engineering experience with ATI, Maxtor, Motorola, and Four Phase Systems.

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         The Registrant released the press releases attached hereto as exhibits
99.1, 99.2, and 99.3 in connection with the foregoing.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a) Financial Statements of Business Acquired.

                   Not Applicable

           (b) Pro Forma Financial Information.

                   Not Applicable

           (c)     Exhibits.

Exhibit No.    Document Description
-----------    --------------------

   99.1 Press Release, dated February 24, 2003, relating to the reconstitution of the Board of Directors of the Registrant

   99.2 Press Release, dated February 21, 2003, relating to the appointment of a new chief executive officer and president of the Registrant

   99.3 Press Release, dated February 20, 2003, relating to the appointment of a new executive vice president of the Registrant



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 10, 2003

                         VENTURES-NATIONAL INCORPORATED



                         By:   /s/ James E. Patty
                            ---------------------------------------------
                            Name:  James E. Patty
                            Title: President and Chief Executive Officer